News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2015

Highlights:

•	2015 Sales $2.88 Billion

•	2015 GAAP EPS $0.24, Non-GAAP EPS $0.34

•	Completed Acquisition of J-Devices

•	Advanced System-in-Package (SiP) 2015 Sales Top $725 Million

TEMPE, Ariz. - February 11, 2016 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2015. The GAAP financial results for the fourth quarter of 2015 include certain one-time, non-cash accounting charges related to the increase in Amkor’s ownership interest in J-Devices Corporation to 100% on December 30, 2015. These charges were excluded from Amkor’s fourth quarter guidance and we believe the table “Non-GAAP Results” below provides a basis for comparing our 2015 operating results with our fourth quarter guidance and prior periods.

“Fourth quarter results were generally in line with expectations,” said Steve Kelley, Amkor’s president and chief executive officer. “Although 2015 was challenging, early in the year we reduced our capital and operational budgets, which allowed us to generate positive free cash flow for the year.”

“During 2015 we made strong progress in many of our key initiatives," added Kelley. "Amkor’s advanced System-in-Package (SiP) business is gaining significant traction and achieved sales of $725 million. These multi-component, multi-function products demand a variety of high precision assembly technologies, which leverage Amkor’s strengths. Automotive was also a bright spot for Amkor as sales were up 10%. Finally, our Greater China Revenues grew 20% and we have significantly expanded the number of accounts we engage with in the region.”

GAAP Results	Q4 2015	Q3 2015	Q4 2014	2015	2014
	($ in millions, except per share amounts)
Net sales	$671	$734	$853	$2,885	$3,129
Gross margin	15.3%	17.2%	14.1%	16.6%	17.7%
Net income	($9)	$28	$13	$58	$130
Earnings per diluted share	($0.04)	$0.12	$0.06	$0.24	$0.55

Non-GAAP Results*	Q4 2015	Q3 2015	Q4 2014	2015	2014
	($ in millions, except per share amounts)
Net sales	$671	$734	$853	$2,885	$3,129
Gross margin	15.3%	17.2%	22.9%	16.6%	20.1%
Net income	$5	$28	$90	$81	$190
Earnings per diluted share	$0.02	$0.12	$0.38	$0.34	$0.81
EBITDA	$132	$187	$175	$666	$739
Adjusted EBITDA	$146	$187	$250	$689	$796

* Fourth quarter and full year 2015 net income and earnings per diluted share exclude a gain of $16 million related to our previous investments in J-Devices and a non-cash loss of $30 million relating to the release of a foreign currency translation adjustment account, for a net loss of $14 million. Full year 2015 net income and earnings per diluted share exclude a charge of $9 million for the early extinguishment of debt related to the redemption of our 7.375% Senior Notes due 2018. Fourth quarter and full year 2014 gross margin exclude charges of $75 million and net income and earnings per diluted share exclude charges of $77 million and $78 million, net of tax, respectively, relating to the settlement of our litigation with Tessera. Full year 2014 net income and earnings per diluted share also exclude the gain on the sale of our subsidiary to J-Devices of $18 million, net of tax. The reconciliation to the comparable GAAP measures is included below under "Selected Operating Data."

In December, Amkor increased its ownership in J-Devices Corporation from 66% to 100% through the exercise of existing options. J-Devices was formed in 2009 as a joint venture to acquire the assembly and test operations of Toshiba. Since that time, it has experienced considerable growth through a number of acquisitions involving other large semiconductor companies in Japan. J-Devices is now the largest outsourced semiconductor assembly and test (OSAT) provider in Japan and the sixth largest in the world. Using the latest wire bond assembly and test technologies, J-Devices specializes in producing high quality and reliable semiconductor packages for the exacting standards of the automotive end market.

“The purchase of the remaining interest in J-Devices has been part of our long term strategic plan to strengthen our relationships with the key semiconductor companies in Japan and enhance our position in the rapidly growing automotive market,” continued Kelley. “As a result, Amkor is now the world’s largest OSAT provider for automotive ICs, with around $750 million in combined automotive application revenue. We believe that consolidating J-Devices with Amkor will facilitate the acceleration of synergies and cost savings across the organization.”

Amkor has invested an aggregate of $202 million since 2009 to acquire its 100% interest in J-Devices, and this investment has generated $84 million of equity in earnings for Amkor through December 31, 2015. For the year ended December 31, 2015, J-Devices had revenues of $813 million, EBITDA of $114 million and net income of $30 million. Cash and cash equivalents were $128 million and total debt was $56 million for J-Devices at December 31, 2015. Amkor’s balance sheet at December 31, 2015 reflects the consolidation of J-Devices, and the operating results of J-Devices will be consolidated beginning in 2016. The reconciliation to the comparable GAAP measure for EBITDA is included below under "Selected Operating Data."

Cash and cash equivalents were $523 million, and total debt was $1.6 billion, at December 31, 2015.

Business Outlook

“Market conditions in Q1 remain sluggish, with particular weakness in the high-end smartphone market," said Kelley. “Despite challenging market conditions, we expect that Q1 revenues will increase 21% sequentially, driven by incremental revenue from J-Devices. At this time, we expect full year 2016 capital expenditures of around $650 million.”

Based upon currently available information, we have the following expectations for the first quarter 2016, which will include J-Devices' operating results:

•	Net sales of $785 million to $835 million, up 17% to 25% from the prior quarter

•	Gross margin of 9% to 13%

•	Net loss of ($37) million to ($7) million, or ($0.15) to ($0.03) per diluted share

Conference Call Information

Amkor will conduct a conference call on Thursday, February 11, 2016, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 39845912). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology Inc. is one of the world’s largest providers of semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC assembly and test and is now a strategic manufacturing partner for more than

250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base encompasses more than 7 million square feet of floor space with production facilities, product development centers and sales & support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2015	Q3 2015	Q4 2014	2015	2014
Net Sales Data:
Net sales (in millions):
Advanced products*	$333	$365	$462	$1,433	$1,553
Mainstream products**	338	369	391	1,452	1,576
Total net sales	$671	$734	$853	$2,885	$3,129

Packaging services	85%	85%	85%	85%	85%
Test services	15%	15%	15%	15%	15%

Net sales from top ten customers	64%	61%	64%	63%	61%

Packaged units (in millions):
Advanced products*	1,196	1,305	1,174	4,965	3,776
Mainstream products**	2,492	2,750	3,001	10,616	13,112
Total packaged units	3,688	4,055	4,175	15,581	16,888

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	54%	55%	60%	55%	56%
Automotive, industrial and other (infotainment, safety, performance, comfort)	15%	13%	10%	14%	11%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	12%	12%	11%	12%	13%
Networking (servers, routers, switches)	11%	12%	10%	11%	11%
Computing (PCs, hard disk drive, printers, peripherals, servers)	8%	8%	9%	8%	9%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	35.8%	36.8%	36.0%	36.6%	36.8%
Labor	15.8%	14.9%	13.2%	15.1%	14.0%
Other manufacturing	33.1%	31.1%	27.9%	31.7%	29.1%
Litigation settlement	—%	—%	8.8%	—%	2.4%
Gross margin	15.3%	17.2%	14.1%	16.6%	17.7%

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide non-GAAP net income and non-GAAP earnings per diluted share for the quarter and year ended December 31, 2015. We also provide non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share for the quarter and year ended December 31, 2014. We present these non-GAAP amounts to demonstrate the impact of the consolidation of J-Devices, the sale of our subsidiary to J-Devices, the early extinguishment of debt and the charges we recognized related to the settlement of our litigation with Tessera. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These measures have limitations, including that they exclude the charges for the settlement payments, which are amounts that the company will ultimately have to pay in cash, and should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
	Q4 2015	Q4 2014	2015	2014
	(in millions, except per share amounts)
Gross margin		14.1%		17.7%
Plus: Litigation settlement charges divided by net sales		8.8%		2.4%
Non-GAAP gross margin		22.9%		20.1%

Net income	$(9)	$13	$58	$130
Plus: Litigation settlement charges, net of tax	—	77	—	78
Plus: Net loss on acquisition of J-Devices, net of tax	14	—	14	—
Plus: Loss on early extinguishment of debt, net of tax	—	—	9	—
Less: Gain on sale of subsidiary to J-Devices, net of tax	—	—	—	(18)
Non-GAAP net income	$5	$90	$81	$190

Earnings per diluted share	$(0.04)	$0.06	$0.24	$0.55
Plus: Litigation settlement charges per diluted share, net of tax	—	0.32	—	0.33
Plus: Net loss on acquisition of J-Devices per diluted share, net of tax	0.06	—	0.06	—
Plus: Loss on early extinguishment of debt per diluted share, net of tax	—	—	0.04	—
Less: Gain on sale of subsidiary to J-Devices per diluted share, net of tax	—	—	—	(0.07)
Non-GAAP earnings per diluted share	$0.02	$0.38	$0.34	$0.81

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA and Adjusted EBITDA, which are not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA and Adjusted EBITDA to be relevant and useful information to our investors because they provide additional information in assessing our financial operating results. Our management uses EBITDA and Adjusted EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA and Adjusted EBITDA have certain limitations in that they do not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA and Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA and Adjusted EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2015	Q3 2015	Q4 2014	2015	2014
	(in millions)
EBITDA Data:
J-Devices' net income				$30
Plus: Interest expense				1
Plus: Income tax expense				13
Plus: Depreciation & amortization				70
J-Devices' EBITDA				$114

Amkor's net (loss) income	$(9)	$28	$13	$58	$130
Plus: Interest expense	18	19	36	86	110
Plus: Income tax expense	1	17	1	28	34
Plus: Depreciation & amortization	122	123	125	494	465
Amkor's EBITDA	$132	$187	$175	$666	$739

Plus: Cost of goods sold portion of litigation settlement charges	$—	$—	$75	$—	$75
Plus: Net loss on acquisition of J-Devices	14	—	—	14	—
Plus: Loss on early extinguishment of debt	—	—	—	9	—
Less: Gain on sale of subsidiary to J-Devices	—	—	—	—	(18)
Amkor's Adjusted EBITDA	$146	$187	$250	$689	$796

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	Q4 2015	Q3 2015	Q4 2014	2015	2014
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$154	$195	$208	$578	$614
Less purchases of property, plant and equipment	(185)	(158)	(239)	(538)	(681)
Free cash flow	$(31)	$37	$(31)	$40	$(67)

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net sales	$670,644	$853,113	$2,884,603	$3,129,440
Cost of sales	568,024	733,042	2,405,338	2,576,618
Gross profit	102,620	120,071	479,265	552,822
Selling, general and administrative	58,045	62,800	231,654	254,498
Research and development	22,898	17,303	82,017	76,864
Total operating expenses	80,943	80,103	313,671	331,362
Operating income	21,677	39,968	165,594	221,460
Interest expense	17,090	34,917	81,407	104,956
Interest expense, related party	1,242	1,242	4,969	4,969
Other (income) expense, net	15,712	(9,254)	10,928	(24,543)
Total other expense, net	34,044	26,905	97,304	85,382
(Loss) income before taxes and equity in earnings of unconsolidated affiliate	(12,367)	13,063	68,290	136,078
Income tax expense	837	1,420	28,035	33,845
(Loss) income before equity in earnings of unconsolidated affiliate	(13,204)	11,643	40,255	102,233
Equity in earnings of J-Devices	4,647	2,485	20,107	31,654
Net (loss) income	(8,557)	14,128	60,362	133,887
Net income attributable to noncontrolling interests	(409)	(993)	(2,795)	(3,501)
Net (loss) income attributable to Amkor	$(8,966)	$13,135	$57,567	$130,386

Net (loss)income attributable to Amkor per common share:
Basic	$(0.04)	$0.06	$0.24	$0.56
Diluted	$(0.04)	$0.06	$0.24	$0.55
Shares used in computing per common share amounts:
Basic	236,961	236,578	236,850	230,710
Diluted	236,961	236,937	237,170	236,731

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2015	2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$523,172	$449,946
Restricted cash	2,000	2,681
Accounts receivable, net of allowances	526,143	469,683
Inventories	238,205	223,379
Other current assets	27,960	52,259
Total current assets	1,317,480	1,197,948
Property, plant and equipment, net	2,579,017	2,206,476
Goodwill	19,443	—
Investments	—	117,733
Restricted cash	2,176	2,123
Other assets	113,184	111,125
Total assets	$4,031,300	$3,635,405

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$76,770	$5,000
Trade accounts payable	434,222	309,025
Capital expenditures payable	242,980	127,568
Accrued expenses	263,457	258,997
Total current liabilities	1,017,429	700,590
Long-term debt	1,444,107	1,450,824
Long-term debt, related party	75,000	75,000
Pension and severance obligations	167,197	152,673
Other non-current liabilities	101,679	125,382
Total liabilities	2,805,412	2,504,469

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	283	282
Additional paid-in capital	1,883,592	1,878,810
Accumulated deficit	(459,395)	(516,962)
Accumulated other comprehensive loss	(2,084)	(32,867)
Treasury stock	(213,758)	(213,028)
Total Amkor stockholders’ equity	1,208,638	1,116,235
Noncontrolling interests in subsidiaries	17,250	14,701
Total equity	1,225,888	1,130,936
Total liabilities and equity	$4,031,300	$3,635,405

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$60,362	$133,887
Depreciation and amortization	494,200	464,706
Loss on debt retirement	2,530	—
Loss from acquisition of J-Devices	13,878	—
Gain on sale of subsidiary to J-Devices	—	(9,155)
Other operating activities and non-cash items	(10,083)	(40,762)
Changes in assets and liabilities	17,058	65,233
Net cash provided by operating activities	577,945	613,909

Cash flows from investing activities:
Payments for property, plant and equipment	(537,975)	(681,120)
Proceeds from sale of property, plant and equipment	6,945	2,815
Cash received from business acquisition of J-Devices, net	22,577	—
Cash received (transferred) on sale of subsidiary to J-Devices, net	8,355	(15,774)
Investment in J-Devices	(12,908)	—
Other investing activities	(1,356)	(399)
Net cash used in investing activities	(514,362)	(694,478)

Cash flows from financing activities:
Borrowings under revolving credit facilities	290,000	—
Payments under revolving credit facilities	(150,000)	—
Proceeds from issuance of long-term debt	400,000	80,000
Payments of long-term debt	(530,000)	(145,000)
Payments for debt issuance costs	(312)	(903)
Payment of deferred consideration for an acquisition	—	(18,763)
Proceeds from issuance of stock through share-based compensation plans	931	6,250
Payments of tax withholding for restricted shares	(730)	(1,579)
Payments of subsidiary dividends to noncontrolling interests	(246)	—
Net cash provided by (used in) financing activities	9,643	(79,995)

Effect of exchange rate fluctuations on cash and cash equivalents	—	68

Net increase (decrease) in cash and cash equivalents	73,226	(160,496)
Cash and cash equivalents, beginning of period	449,946	610,442
Cash and cash equivalents, end of period	$523,172	$449,946

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our gaining market share in Japan and enhancing our SiP business, position in the automotive market, realizing synergies and cost savings from the acquisition of J-Devices and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that our new factory and research and development center in Korea will be completed, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2014 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.